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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 15, 2003, relating to the financial statements and financial statement schedule of Watson Wyatt & Company Holdings, which appears in the Watson Wyatt & Company Holdings Annual Report on Form 10-K for the year ended June 30, 2003.

PricewaterhouseCoopers LLP

Washington, DC
December 15, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS